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                                                             Exhibit EX-99.p.1

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                          MATTHEWS INTERNATIONAL FUNDS

                                 CODE OF ETHICS

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                                     GENERAL

This Code of Ethics is adopted on August 12, 1994 pursuant to the requirements of Section 17(j) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and Rule 17j-1 thereunder. This Code of Ethics shall apply to each series of shares of Matthews International Funds (the "Trust"). Each reference to "Trust" in this Code of Ethics shall be deemed to apply to each of the existing and all future separate series of shares of the Trust (each, a "Fund").

1.       DEFINITIONS

         (1) "Access Person" means any officer, trustee, director or general partner of a Fund or the Trust and any employee of these organizations, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to a Fund or the Trust who obtains information with respect to a Fund and/or the Trust with regard to the purchase or sale of a security.

         (2) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act except securities issued by the Government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, certificates of deposit, commercial paper and shares of registered open-end investment companies.

         (3) A "security held or to be acquired" means a security which, within the most recent 15 days (i) is or has been held by a Fund; or (ii) is being or has been considered by a Fund for purchase by a Fund, and includes the writing of an option to purchase or sell a security.

         (4) "Beneficial Ownership" shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         (5) "Investment Personnel" means any person who is involved in the investment decisions for a Fund and who may have significant opportunities to influence


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                  investment decisions for such Fund to his or her benefit.


2.       PROHIBITIONS

         A.       No Access Person:

                  (a) In connection with the purchase or sale by such person of a security held or to be acquired by a
                           Fund:

                           (i) shall employ any device, scheme or artifice to defraud a Fund and/or the Trust;

                           (ii) make to the a Fund and/or Trust any untrue statement of a material fact or omit to state to a Fund and/or the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                           (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund and/or the Trust; or

                           (iv) engage in any manipulative practice with respect to a Fund and/or the Trust.

                  (b) Shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

                           (i) is being considered for purchase or sale by a Fund; or

                           (ii)     is then being purchased or sold by a Fund.

        B. All Investment Personnel must obtain approval from the General Counsel or his or her designee BEFORE investing in initial public offerings ("IPO") and private placements. In addition to maintaining a record of all such requests, a record of each approval of each such request must also be maintained, including the rationale behind the approval of Investment Personnel investing directly or indirectly in an IPO or private placement.

3.       EXEMPTED TRANSACTIONS

         The prohibitions of Section 2 of this Code of Ethics shall not apply to:

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         (a)      Purchases or sales effected in any account over which the
                  Access Person has no direct or indirect influence or control.

         (b) Purchases or sales of securities which are not eligible for purchase or sale by the a Fund.

         (c) Purchases or sales which are non-volitional on the part of either the Access Person or a Fund.

         (d) Purchases which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.       PROCEDURAL MATTERS

         (a)      The Secretary of the Trust shall:

                  (i)      Furnish a copy of this Code of Ethics to each Access
                           Person.

                  (ii) Notify each such Access Person of his or her obligation to file reports as provided by Section 5 of this Code of Ethics.

                  (iii) Report to the Board of Trustees the facts contained in any reports filed with the Secretary pursuant to
                           Section 5 of this Code of Ethics when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by a Fund. Additionally, an annual written report will be provided to the Board of Trustees, describing any material issues that arose during the previous year under this Code of Ethics.

                  (iv) Maintain the records required by paragraph (d) of Rule 17j-1.

         (b) On annual basis, the Board of Trustees will certify that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

5.       REPORTING

         (a) Every Access Person shall report to the Trust the information described in Section 5(c) of this Code of Ethics with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or

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                  indirect beneficial ownership in the security; provided,
                  however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

         (b) While a disinterested Trustee is exempt from the reporting requirements of this Section 5, such Trustee may voluntarily file a report representing that he or she did not engage in any securities transactions which, to his or her knowledge, involved securities that were being purchased or sold or considered for purchase by any Fund during the 15-day period immediately preceding the date(s) of any transaction(s) by such Trustee. Any failure to regularly file such a report, however, shall not be considered a violation of this Code of Ethics.

         (c) An initial report shall be made within 10 days from the date in which a person was deemed an Access Person. Thereafter, every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                  (ii) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

                  (iii)    the price at which the transaction was effected; and

                  (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

         (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (e) Each Access Person shall re-certify his or her familiarity with this Code of Ethics and report all security holdings annually. Access Persons are required to complete and sign the annual certification and security report is required to be completed and signed within 30 days of the end of the calendar year.

6.       BOARD OVERSIGHT

         The Board of Trustees must initially approve the Code of Ethics for the Trust, and the Board of Trustees must approve any material changes to the Code of Ethics within six (6) months of such change. The General Counsel or his or her designee shall provide to the

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                  Board of Trustees a written report outlining any material
                  issues that arose during the previous year and annually certify that the Trust has adopted procedures in compliance with this Code of Ethics.

7.       VIOLATIONS

         Upon being apprised of facts which indicate that a violation of this Code of Ethics may have occurred, the Board of Trustees of the Trust shall determine whether, in their judgment, the conduct being considered did in fact violate the provisions of this Code of Ethics. If the Board of Trustees determines that a violation of this Code of Ethics has occurred, the Board of Trustees may impose such sanctions as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Board is a Trustee of the Trust, he/she shall not be eligible to participate in the judgment of the Board of Trustees as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.

Originally Adopted: August 12, 1994
Last Reviewed:    May 25, 2001
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                          MATTHEWS INTERNATIONAL FUNDS

                     Securities Transactions Report For the
                   Calendar Quarter/Year Ended: Month/Day/Year

To the Secretary of the Trust:

         During the quarter referred to above, the following transactions were effected in securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to this Code of Ethics adopted by the Trust.


===================== ================ ============== ==================== ==================== ======== ======================
                                       Number of                           Nature of
                                       Shares or                           Transaction                   Broker/Dealer
                      Date of          Principal      Dollar Amount        (Purchase, Sale,              or Bank through
    Security          Transaction      Amount         of Transaction       Other)               Price    Whom Effected
--------------------- ---------------- -------------- -------------------- -------------------- -------- ----------------------

--------------------- ---------------- -------------- -------------------- -------------------- -------- ----------------------

--------------------- ---------------- -------------- -------------------- -------------------- -------- ----------------------

--------------------- ---------------- -------------- -------------------- -------------------- -------- ----------------------

--------------------- ---------------- -------------- -------------------- -------------------- -------- ----------------------

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

         This report (i) excludes transactions with respect to which I had no direct or indirect influence, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and registered open-end investment Companies.

         Disinterested director are not required to make a report except where such director knew or should have known that during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by a Fund or was being considered for purchase by its investment adviser.

Date:                      Signature:
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                           Print Name:
                                      ------------------------------------

                           Title:
                                 -----------------------------------------

                           Employer's Name:
                                           -------------------------------

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